EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Ameriwest Energy Corp. (the "Company") on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Walter Merschat, President and Joseph J. McQuade, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2008

/s/ Walter Merschat
Name: Walter Merschat
Title: President (Principal Executive Officer)

/s/ Joseph J. McQuade
Name: Joseph J. McQuade
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)